LETTERHEAD
(George D. Bjurman & Associates)
(10100 Santa Monica Boulevard, Suite 1200)
(Los Angeles, CA 90067)





March 19, 1997


Securities & Exchange Commission
Division of Investment Management
Judiciary Plaza, 450 Fifth Street, N.W.
Washington, DC  20549

RE:  The Bjurman Funds
     File No. 811-07921

To whom it may concern:

I, G. Andrew Bjurman, president of George D. Bjurman & Associates, propose to acquire as a separate series of shares:

     4,166.667 shares of common stock (the "Shares") of Bjurman
     Micro-Cap Growth Fund Shares at a purchase price of $12.00 per share

These Shares will be issued in a private offering prior to the effectiveness of the Registration Statement filed on Form N-1A by The Bjurman Funds under the Securities Act of 1933. The Shares are being purchased pursuant to Section 14 of the Investment Act of 1940 to serve as the seed money for the Fund prior to the commencement of the public offering of its shares.

In connection with such purchase, I understand that :(i) as the purchaser, I intend to acquire the Shares for my own account as the sole beneficial owner thereof and have no present intention of redeeming or reselling the Shares so acquired; and (ii) in the event any of the initial 4,166.667 shares are redeemed during the first five years, the Fund may charge against my redemption proceeds a pro rata portion of any unamortized organizational expenses which would be borne by such Shares during the balance of the initial five year period were they not to be redeemed.

I consent to the filing of this Investment Letter as an exhibit to the Form N-1A Registration Statement of the Fund.

Sincerely,

/s/G. Andrew Bjurman
G. Andrew Bjurman
George D. Bjurman & Associates
10100 Santa Monica Boulevard, Suite 1200
Los Angeles, CA 90067
LETTERHEAD
(George D. Bjurman & Associates)
(10100 Santa Monica Boulevard, Suite 1200)
Los Angeles, CA 90067





March 19, 1997


Securities & Exchange Commission
Division of Investment Management
Judiciary Plaza, 450 Fifth Street, N.W.
Washington, DC  20549

RE:  The Bjurman Funds
     File No. 811-07921

To whom it may concern:

I, O. Thomas Barry, III, senior executive vice president of George D. Bjurman & Associates, propose to acquire as a separate series of shares:

     4,166.667 shares of common stock (the "Shares") of Bjurman
     Micro-Cap Growth Fund Shares at a purchase price of $12.00 per share

These Shares will be issued in a private offering prior to the effectiveness of the Registration Statement filed on Form N-1A by The Bjurman Funds under the Securities Act of 1933. The Shares are being purchased pursuant to Section 14 of the Investment Act of 1940 to serve as the seed money for the Fund prior to the commencement of the public offering of its shares.

In connection with such purchase, I understand that :(i) as the purchaser, I intend to acquire the Shares for my own account as the sole beneficial owner thereof and have no present intention of redeeming or reselling the Shares so acquired; and (ii) in the event any of the initial 4,166.667 shares are redeemed during the first five years, the Fund may charge against my redemption proceeds a pro rata portion of any unamortized organizational expenses which would be borne by such Shares during the balance of the initial five year period were they not to be redeemed.

I consent to the filing of this Investment Letter as an exhibit to the Form N-1A Registration Statement of the Fund.

Sincerely,


/s/ O. Thomas Barry, III
O. Thomas Barry, III
George D. Bjurman & Associates
10100 Santa Monica Boulevard, Suite 1200
Los Angeles, CA 90067